UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)
1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On November 7, 2025, Uranium Energy Corp. (the “Company”) announced that it applauds the U.S. Government decision to add uranium in the U.S. Geological Survey’s (“USGS”) Final 2025 Critical Minerals List, as published in the Federal Register, recognizing its essential role in America’s energy and national security.

Amir Adnani, President and CEO, stated:

“We applaud the U.S. Government, particularly Interior Secretary Doug Burgum and the U.S. Geological Survey, for taking this important step toward fulfilling President Trump’s vision of restoring America’s leadership in critical minerals and achieving true U.S. Energy Dominance. UEC is heeding that call with ramp-up and development activities at our three licensed hub-and-spoke production platforms in Texas and Wyoming. In parallel, we’re advancing the United States Uranium Refining & Conversion Corp. to help restore and expand America’s domestic nuclear fuel conversion capabilities.”

The Energy Act of 2020 allows the Secretary of the Interior to designate a mineral as critical when another federal agency, such as the Department of Energy or another relevant agency, determines it is strategic and critical to U.S. defense or national security. The Department of Energy recommended uranium’s inclusion, citing its importance in energy production and defense applications, and the Department of Defense also emphasized its national security significance.

The Federal Register Notice states:

“Critical minerals are essential for national security, economic stability, and supply chain resilience because they underpin key industries, drive technological innovation, and support critical infrastructure vital for a modern American economy. The United States is heavily reliant on imports of certain mineral commodities from foreign sources, some of which are at risk of serious, sustained, and long-term supply chain disruptions. The United States’ dependence on imports and the vulnerability of supply chains raise the potential for risks to national security, defense readiness, price stability, and economic prosperity and resilience. The Nation possesses vast mineral resources that can create jobs, fuel prosperity, and significantly reduce our reliance on foreign nations, and the United States is taking actions to facilitate domestic mineral production. The List of Critical Minerals guides strategies to secure the Nation’s mineral supply chains.”

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01         Financial Statements and Exhibits

(d)                     Exhibits

Exhibit	Description
99.1	News Release dated November 7, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 7, 2025.	URANIUM ENERGY CORP. By: /s/ Josephine Man Josephine Man, Chief Financial Officer, Treasurer and Secretary
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